Exhibit 99.1

FILED

SUPERIOR COURT OF CALIFORNIA

COUNTY OF ORANGE

CENTRAL JUSTICE CENTER

APR 30 2013

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF ORANGE - CENTRAL JUSTICE CENTER

FITZGIBBONS,	Case No. 2008-00108081
PLAINTIFF
Judgment Notwithstanding the Verdict
vs.
INTEGRATED HEALTHCARE HOLDINGS, INC.,
DEFENDANT

On June 16, 2008, Dr. Fitzgibbons filed this action. His complaint against IHHI was for (1) intentional interference with prospective economic advantage, (2) defamation, (3) intentional infliction of emotional distress, and (4) malicious prosecution. IHHI filed a special motion to strike that was denied. The Court of Appeal affirmed the denial of this Special Motion to Strike.

Fitzgibbons v. Integrated Healthcare Holdings, Inc. (G041374).

The above-entitle action came on regularly for trial on April 30, 2012, in Department C26 of the above entitled court, Hon. Gregory H. Lewis presiding. At that time, Plaintiff Michael W. Fitzgibbons M.D. was represented by and through Charles T. Matthews of the Matthews Group and Donald K. Hufstader of the Law Offices of Donald K. Hufstader. Defendant IHHI was represented by and through its counsel David A. Robinson and Teddy T. Davis of Enterprise Counsel Group ALC.

On April 30, 2012, the court granted IHHI's motion to bifurcated the issue of whether IHHI had probable cause to file a Complaint in the case IHHI v. Fitzgibbons. On May 1, 2012, the court granted the motion and ordered the issue bifurcated. On May 2, 2012, court proceeded with a bench trial. After hearing the evidence and arguments of counsel, the court found that IHHI had probale cause to file the prior complaint. The court adjudicated the fourth cause of action for malicious prosecution in favor of IHHI.

On January 22, 2013, the trial resumed on the remaining cause of action in C26 of the above entitled court before Hon. Gregory H. Lewis. Plaintiff Dr. Fitzgibbons was represented by and through Charles T. Matthews and Zack I. Domb of the Matthews Group. Defendant IHHI was represented by and through its counsel David A. Robinson and Teddy T. Davis of Enterprise Counsel Group ALC. A jury of twelve persons and two alternates were regularly impaneled. Witnesses were sworn and testified.

After Dr. Fitzgibbons rested his case-in-chief on February 5, 2013, the court dismissed the third cause of action for intentional interference with prospective economic advantage. On February 7, 2013, the court granted IHHI's Motion for Nonsuit as to the second cause of action for defamation.

The only cause of action that went to the jury was the third cause of action for Intentional Infliction of Emotional Distress. After hearing the evidence and arguments, the court duly instructed the jury. On February 8, 2013, the jury returned a special verdict of $5,200,000.00 in compensatory damages in favor of Plaintiff. The court presided to another phase for punitive damages. After hearing the evidence and arguments, the court duly instructed the jury. The jury returned a verdict for an additional $500,000 in punitive damages for Plaintiff.

On March 6, 2013, the court entered Judgment in favor of Plaintiff and against Defendant for $5,700,000.00. The Notice of Entry of Judgment was served that same day.

On April 29, 2013, Defendant's Motion for Judgement Notwithstanding the Verdict and Motion for New Trial came on hearing in Department C26 of the above entitled court, Hon. Gregory H. Lewis presiding. Plaintiff Michael W. Fitzgibbons, M.D. was represented by and through Charles T. Matthews of the Matthews Group. Defendant IHHI was represented by and through its counsel, David A. Robinson of Enterprise Counsel Group ALC.

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On April 30, 2013, after full consideration of the evidence presented at trial, the court determined that the jury's verdict was not supported by substantial evidence concerning vicarious liability or ratification. Pursuant to C.C.P. SS629, good cause appearing, the court ordered that Defendant IHHI's Motion for Judgment Notwithstanding the Verdict be granted. The specifications of the court's reasons are set forth in the court's Order.

IT IS ADJUGED that:

1. The Judgment entered on March 6, 2013 is vacated.

2. Judgment shall be entered in favor of Defendant IHHI and against Plaintiff Dr. Fitzgibbons.

3. Plaintiff Dr. Fitzgibbon will take nothing from Defendant IHHI.

4. Defendant IHHI recover from Plaintiff Dr. Fitzgibbons its cost of suit.

5. If for some reason, the Judgment Notwithstanding the Verdict is reversed on appeal, the court grants the Motion for New Trial on a contingent basis.

Dated: April 30, 2013

/s/ Hon. Gregory H. Lewis

Hon. Gregory H. Lewis

Judge of Superior Court

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